EXHIBIT 99.2

Duos Technologies Group Announces Pricing of its Public Offering of Common Stock

Jacksonville, FL / Accesswire / February 4, 2022 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) through its operating subsidiary Duos Technologies, Inc., a provider of vision based analytic solutions, today announced the pricing of its previously-announced underwritten registered public offering of 1,325,000 shares of its common stock at a public offering price of $4.00 per share. As part of the offering, Duos granted the underwriter a 30-day option to purchase at the public offering price up to an additional 198,750 shares of its common stock to cover over-allotments, if any. All shares of common stock to be sold in the offering are being offered by Duos. Duos expects to close the offering on or about February 8, 2022, subject to the satisfaction of customary closing conditions.

The total gross proceeds from the offering are expected to be approximately $5.3 million, assuming no exercise of the underwriter’s over-allotment option. Duos intends to use the net proceeds from this offering (after deducting the underwriting discount and other estimated offering expenses payable by Duos) for potential acquisitions, general corporate purposes and working capital.

Northland Capital Markets is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-237213) that was previously filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, amended on May 12, 2020 and declared effective on May 22, 2020. A preliminary prospectus supplement and accompanying prospectus related to and describing the terms of the offering were filed with the SEC on February 3, 2022 and may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Northland Securities, Inc., Attention: Heidi Fletcher, 150 South Fifth Street, Suite 3300, Minneapolis, Minnesota 55402, by telephone at (612) 851-4918 or by email at hfletcher@northlandcapitalmarkets.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gatewayir.com